Exhibit 99.1

Cadre Holdings Reports Third Quarter 2023 Financial Results

Increased Quarterly Revenue, Net Income, and Gross Margin Sequentially and Year-Over-Year

Second Consecutive Quarter of Record Adjusted EBITDA and Adjusted EBITDA Margin

Expects Record Full-Year 2023 Net Sales Between $477 to $481 Million and Raises 2023 Full-Year Adjusted EBITDA Guidance Range to $82 to $85 Million

JACKSONVILLE, Fla., November 8, 2023 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three and nine months ended September 30, 2023.

●	Net sales of $125.1 million for the third quarter; net sales of $357.9 million for the nine months ended September 30, 2023
●	Gross profit margin of 42.8% for the third quarter; gross profit margin of 42.2% for the nine months ended September 30, 2023
●	Net income of $11.1 million, or $0.29 per diluted share, for the third quarter; net income of $29.0 million, or $0.77 per diluted share, for the nine months ended September 30, 2023
●	Adjusted EBITDA of $23.7 million for the third quarter; Adjusted EBITDA of $65.1 million for the nine months ended September 30, 2023
●	Adjusted EBITDA margin of 19.0% for the third quarter; Adjusted EBITDA margin of 18.2% for the nine months ended September 30, 2023
●	Declared quarterly cash dividend of $0.08 per share in October 2023

“Cadre’s outstanding third quarter is a testament to our team’s continued strategic execution, together with strong, sustained demand for our mission-critical safety and survivability equipment,” said Warren Kanders, CEO and Chairman. “The implementation of the Cadre operating model, focused on constant improvement and the optimization of outcomes, continued to drive our strong financial performance, highlighted by record Adjusted EBITDA margins and gross margins. For the second consecutive quarter, we achieved our highest Adjusted EBITDA in history, while generating increased net sales and net income both sequentially and year-over-year.”

Mr. Kanders added, “We are pleased to once again raise our full year Adjusted EBITDA outlook based on Cadre’s outperformance to date and confidence in our businesses’ fundamentals for the remainder of 2023. In both the US and internationally, we have seen a broad push to prioritize public safety and believe Cadre is ideally positioned to capitalize on these secular tailwinds over the medium and long term. We continue to actively pursue M&A opportunities to either enhance our market dominance or enter attractive, new adjacencies consistent with our key criteria. With entrenched positions in law enforcement, first responder and military markets, we are on pace to deliver record full year net sales in 2023 and remain excited about the opportunity to further grow our leading platform of premium safety brands moving forward.”

Third Quarter and Nine-Month 2023 Operating Results

For the quarter ended September 30, 2023, Cadre generated net sales of $125.1 million, as compared to $111.6 million for the quarter ended September 30, 2022. This increase was primarily the result of higher domestic demand for armor products and large international orders for crowd control products, partially offset by decreased agency demand for hard goods.

For the nine months ended September 30, 2023, Cadre generated net sales of $357.9 million, as compared to $334.2 million for the prior year period, mainly driven by recent acquisitions and higher demand for armor and crowd control products, partially offset by timing for our EOD products.

For the quarter ended September 30, 2023, Cadre generated gross profit of $53.6 million, as compared to $43.7 million for the quarter ended September 30, 2022. For the nine months ended September 30, 2023, Cadre generated gross profit of $151.0 million, as compared to $127.2 million for the prior year period.

Gross profit margin was 42.9% for the quarter ended September 30, 2023, as compared to 39.2% for the quarter ended September 30, 2022. Gross profit margin was 42.2% for the nine months ended September 30, 2023, as compared to 38.0% for the prior year period, mainly driven by favorable pricing and product mix, prior year amortization of inventory step-up related to acquisitions, and productivity, partially offset by inflation.

Net income was $11.1 million for the quarter ended September 30, 2023, as compared to a net income of $4.9 million for the quarter ended September 30, 2022. The increase resulted primarily from the change in year-over-year sales and the increase in gross profit margin.

Net income was $29.0 million for the nine months ended September 30, 2023, as compared to a net loss of $0.8 million for the prior year period, primarily due to the change in year-over-year sales, the increase in gross profit margin, and a decrease in stock-based compensation expense.

Cadre generated $23.7 million of Adjusted EBITDA for the quarter ended September 30, 2023, as compared to $20.7 million for the quarter ended September 30, 2022. Adjusted EBITDA margin was 19.0% for the quarter ended September 30, 2023, as compared to 18.6% for the prior year period.

Cadre generated $65.1 million of Adjusted EBITDA for the nine months ended September 30, 2023, as compared to $53.3 million for the prior year period. Adjusted EBITDA margin was 18.2% for the nine months ended September 30, 2023, as compared to 16.0% for the prior year period.

Product segment gross margin was 44.3% and 43.9% for the third quarter and first nine months of 2023, respectively, compared to 41.6% and 40.2% for the respective prior year periods.

Distribution segment gross margin was 22.7% and 23.3% for the third quarter and first nine months of 2023, respectively, compared to 19.8% and 20.9% for the respective prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $24.1 million from $45.3 million as of December 31, 2022 to $69.4 million as of September 30, 2023.
●	Total debt decreased by $6.1 million from $149.7 million as of December 31, 2022, to $143.6 million as of September 30, 2023.
●	Net debt (total debt net of cash and cash equivalents) decreased by $30.3 million from $104.4 million as of December 31, 2022, to $74.2 million as of September 30, 2023.
●	Capital expenditures totaled $1.8 million for the third quarter and $4.3 million for the nine months ended September 30, 2023, compared with $0.7 million for the third quarter and $3.2 million for the nine months ended September 30, 2022.

Dividend

On October 24, 2023, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on November 17, 2023, to shareholders of record as of the close of business on the record date of November 3, 2023. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2023 Outlook Update

As a result of the Company's third-quarter performance and management's outlook for the remainder of the year, Cadre raised the midpoint of its full-year Adjusted EBITDA guidance range and increased net sales guidance. For the full year 2023, Cadre expects to generate net sales in the range of $477 million to $481 million and Adjusted EBITDA in the range of $82 million to $85 million. We expect capital expenditures to be in the range of $7.0 million to $8.0 million.

Conference Call

Cadre management will host a conference call on Wednesday, November 8, 2023, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is 646-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through November 22, 2023. To access the replay, please dial 800-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, changes to global, social and political economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, logistical challenges related to disruptions and delays, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$69,412	$45,286
Accounts receivable, net of allowance for doubtful accounts of $819 and $924, respectively	61,261	64,557
Inventories	82,546	70,273
Prepaid expenses	14,667	10,091
Other current assets	8,836	6,811
Total current assets	236,722	197,018
Property and equipment, net of accumulated depreciation and amortization of $48,994 and $42,694, respectively	43,657	45,285
Operating lease assets	6,643	8,489
Deferred tax assets, net	2,299	2,255
Intangible assets, net	44,333	50,695
Goodwill	81,212	81,576
Other assets	5,639	6,634
Total assets	$420,505	$391,952

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$30,733	$23,406
Accrued liabilities	38,673	38,720
Income tax payable	7,049	4,584
Liabilities held for sale	—	—
Current portion of long-term debt	13,251	12,211
Total current liabilities	89,706	78,921
Long-term debt	130,309	137,476
Long-term operating lease liabilities	3,603	4,965
Deferred tax liabilities	5,047	3,508
Other liabilities	1,843	1,192
Total liabilities	230,508	226,062

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,586,031 and 37,332,271 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	4	4
Additional paid-in capital	210,543	206,540
Accumulated other comprehensive income	2,143	2,087
Accumulated deficit	(22,693)	(42,741)
Total shareholders’ equity	189,997	165,890
Total liabilities, mezzanine equity and shareholders' equity	$420,505	$391,952

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$125,114	$111,554	$357,949	$334,192
Cost of goods sold	71,511	67,814	206,981	207,042
Gross profit	53,603	43,740	150,968	127,150
Operating expenses
Selling, general and administrative	36,314	31,732	105,615	118,431
Restructuring and transaction costs	439	1,578	1,132	3,380
Related party expense	116	112	379	1,346
Total operating expenses	36,869	33,422	107,126	123,157
Operating income	16,734	10,318	43,842	3,993
Other expense
Interest expense	(1,073)	(1,567)	(3,727)	(4,496)
Other (expense) income, net	(315)	(1,851)	395	(2,812)
Total other expense, net	(1,388)	(3,418)	(3,332)	(7,308)
Income (loss) before provision for income taxes	15,346	6,900	40,510	(3,315)
(Provision) benefit for income taxes	(4,293)	(1,959)	(11,463)	2,536
Net income (loss)	$11,053	$4,941	$29,047	$(779)

Net income (loss) per share:
Basic	$0.29	$0.13	$0.77	$(0.02)
Diluted	$0.29	$0.13	$0.77	$(0.02)
Weighted average shares outstanding:
Basic	37,586,031	37,289,880	37,515,976	35,697,891
Diluted	37,930,888	37,747,614	37,830,790	35,697,891

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$29,047	$(779)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,385	11,319
Amortization of original issue discount and debt issue costs	359	554
Amortization of inventory step-up	—	3,055
Deferred income taxes	1,317	(2,755)
Stock-based compensation	7,060	28,988
Gain on sale of fixed assets	(98)	—
Provision for losses on accounts receivable	37	245
Foreign exchange (gain) loss	(243)	3,006
Other	(296)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	3,429	(3,271)
Inventories	(12,229)	(7,187)
Prepaid expenses and other assets	(3,131)	986
Accounts payable and other liabilities	8,623	(4,660)
Net cash provided by operating activities	46,260	29,501
Cash Flows From Investing Activities:
Purchase of property and equipment	(4,248)	(2,938)
Proceeds from disposition of property and equipment	206	—
Business acquisitions, net of cash acquired	—	(55,039)
Net cash used in investing activities	(4,042)	(57,977)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	43,000
Principal payments on revolving credit facilities	—	(43,000)
Principal payments on term loans	(7,500)	(7,514)
Proceeds from insurance premium financing	3,949	3,989
Principal payments on insurance premium financing	(2,909)	(3,878)
Payment of capital leases	—	(26)
Taxes paid in connection with employee stock transactions	(2,725)	(6,216)
Proceeds from secondary offering, net of underwriter discounts	—	56,329
Deferred offering costs	—	(2,953)
Dividends distributed	(8,999)	(8,521)
Net cash (used in) provided by financing activities	(18,184)	31,210
Effect of foreign exchange rates on cash and cash equivalents	92	(241)
Change in cash and cash equivalents	24,126	2,493
Cash and cash equivalents, beginning of period	45,286	33,857
Cash and cash equivalents, end of period	$69,412	$36,350
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$7,923	$710
Cash paid for interest	$7,389	$3,860
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$24	$272

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$108,495	$24,208	$(7,589)	$125,114
Cost of goods sold	60,380	18,724	(7,593)	71,511
Gross profit	$48,115	$5,484	$4	$53,603

	Three Months Ended September 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$92,718	$26,012	$(7,176)	$111,554
Cost of goods sold	54,125	20,859	(7,170)	67,814
Gross profit	$38,593	$5,153	$(6)	$43,740

	Nine Months Ended September 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$305,057	$74,594	$(21,702)	$357,949
Cost of goods sold	171,204	57,200	(21,423)	206,981
Gross profit	$133,853	$17,394	$(279)	$150,968

	Nine Months Ended September 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$277,941	$73,836	$(17,585)	$334,192
Cost of goods sold	166,192	$58,437	$(17,587)	207,042
Gross profit	$111,749	$15,399	$2	$127,150

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months	Three Months Ended		Nine Months Ended		Last Twelve
	December 31,	Ended June 30,	September 30,		September 30,		Months
	2022	2023	2023	2022	2023	2022	September 30, 2023
Net income (loss)	$5,820	$10,992	$11,053	$4,941	$29,047	$(779)	$35,646
Add back:
Depreciation and amortization	15,651	3,959	4,165	3,939	12,385	11,319	16,717
Interest expense	6,206	1,013	1,073	1,567	3,727	4,496	5,437
Provision (benefit) for income taxes	3,553	4,229	4,293	1,959	11,463	(2,536)	17,552
EBITDA	$31,230	$20,193	$20,584	$12,406	$56,622	$12,500	$75,352
Add back:
Restructuring and transaction costs(1)	5,355	693	439	1,578	1,132	4,380	2,107
Other general income(2)	(159)	—	—	—	—	—	(159)
Other expense (income), net(3)	1,137	(346)	315	1,851	(395)	2,812	(2,070)
Stock-based compensation expense(4)	32,239	2,105	2,208	2,820	7,060	29,361	9,938
Stock-based compensation payroll tax expense(5)	305	—	—	—	220	305	220
LTIP bonus(6)	1,369	160	185	375	489	933	925
Amortization of inventory step-up(7)	4,255	—	—	1,711	—	3,055	1,200
Adjusted EBITDA	$75,731	$22,805	$23,731	$20,741	$65,128	$53,346	$87,513
Adjusted EBITDA margin(8)	16.5%	18.8%	19.0%	18.6%	18.2%	16.0%

(1)	Reflects the “Restructuring and transaction costs” line item on our condensed consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations for the year ended December 31, 2022.
(2)	Reflects the “Other general income” line item on our condensed consolidated statement of operations and includes a gain from a long-lived asset sale.
(3)	Reflects the “Other (income) expense, net” line item on our condensed consolidated statement of operations and primarily includes gains and losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.